UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 8, 2022

PFSweb, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28275	75-2837058
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

505 MILLENNIUM DRIVE
ALLEN, TX 75013
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(972) 881-2900
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

N/A
(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	PFSW	Nasdaq	Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing..

On February 8, 2022, PFSweb, Inc. a Delaware corporation (the “Company”), received a determination notice (the “Notice”) from the staff of the Listing Qualifications Department of The Nasdaq Stock Market LLC (the “Nasdaq Staff”) indicating that unless the Company requests a hearing before the Hearings Panel (the “Panel”) by February 15, 2022, trading in the Company’s common stock would be suspended and subject to delisting based upon its non-compliance with Nasdaq’s filing requirement, as set forth in Listing Rule 5250(c)(1) (the “Rule”). The Notice was issued in accordance with standard Nasdaq procedures due to the delayed filing of the Company’s Form 10-Q for the period ended September 30, 2021.

The Company intends to request, prior to the February 15, 2022 deadline, a hearing before the Panel to request a stay of the Staff’s delisting determination (the “Request”). As a result of filing the Request, the delisting of the Company’s common stock will be automatically stayed for fifteen days from the Request. If the Panel grants the Company’s request for a stay, any final delisting action will be further stayed until at least the Panel’s final determination following the hearing. At the hearing, which is generally held within 30 to 45 days after the Request, the Company will present its plan to regain compliance with the Rule and request the continued listing of its common stock on Nasdaq Capital Market pending such compliance. There can be no assurance that the Panel will grant the Company’s requests.

If the Company fails to timely file a Request, the Nasdaq Staff will suspend its common stock from trading on the Nasdaq Capital Market at the opening of business on February 17, 2022 and take action with the Securities and Exchange Commission (the “SEC”) to remove the Company’s common stock from listing on the Nasdaq Global Market.

As previously announced, the Company failed to timely file its Quarterly Reports on Form 10-Q for the periods ended June 30, 2021 and September 30, 2021 (the, “Delinquent Reports”) with the SEC and it received prior notices from Nasdaq that, as a result of the Company’s failure to file such Delinquent Reports, the Company was not in compliance with the Rule. Subsequently, Nasdaq granted the Company an extension until February 7, 2022 to regain compliance with the Rule by filing its Delinquent Reports.

The Company filed by the deadline of February 7, 2022 its Quarterly Report on Form 10-Q for the period ended June 30, 2021, and continues to work diligently to file its Quarterly Report on Form 10-Q for the period ended September 30, 2021 (the “September Report”). The delay in the filing of the September Report is a due to the complex tax implications and labor-intensive closing process associated with the sale of the LiveArea business unit on August 25, 2021, and the required financial reporting and accounting segmentation of previously commingled businesses. The Company intends to complete the filing of its delinquent September Report as promptly as practicable.

ITEM 7.01 Regulation FD Disclosure

On February 8, 2022, the Company issued a press release disclosing receipt of the February 8, 2022, Notice from Nasdaq and a description of the basis of Nasdaq's determination. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibits 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release Issued February 9, 2022
104	Cover Page Interactive Data file, formatted in Inline XBRL

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in this Form 8-K and the press release attached as an exhibit hereto, this Form 8-K and the press release contain forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFSweb, Inc.

Dated: February 9, 2022	By:	/s/ Thomas J. Madden
Thomas J. Madden
Executive Vice President, Chief Financial Officer